                                                                    Exhibit 32.2

                                  CERTIFICATION
                 Pursuant to 18 United States Code Section 1350

      The undersigned hereby certifies that the Annual Report on Form 10-K for the fiscal year ended September 30, 2004 of Apogent Technologies Inc. (the "Company") filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                          /s/ Dennis Brown
                                          ----------------
                                          Dennis Brown
                                          Chief Financial Officer, Treasurer
                                          December 14, 2004


      A signed original of this written statement required by Section 906 has been provided to Fisher Scientific International Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.

      This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of the Section 18 of the Securities Exchange Act of 1934, as amended.